Exhibit 10.77

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into and effective this 11th day of January, 2021 (the “Effective Date”), by and between LIVE VENTURES INCORPORATED, a Nevada corporation (the “Company”), and Michael J. Stein, a resident of the State of Nevada (the “Executive”).

WHEREAS, the Company and the Executive are parties to the certain Employment Agreement dated effective September 5, 2017 (the “Employment Agreement”); and

WHEREAS, the parties desire to amend the terms of the Employment Agreement on the terms and conditions as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.Definitions.  Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Employment Agreement.

2.Amendments to Employment Agreement.  The Employment Agreement is hereby amended as follows:

a.The defined term “Annual Base Salary” in Section 2 shall be revised to be $345,000 annually.  The increase in Annual Base Salary shall be retroactive to and effective as of January 1, 2021.

b.The following shall be added at the end of Section 2:

“Executive will be eligible to receive an annual performance bonus at the sole discretion of the Compensation Committee of the Board or the entire Board.  All such bonuses payable will be subject to all applicable withholdings, including taxes. The Company shall pay Executive a one-time cash bonus of $77,500 promptly following the execution of this Amendment, subject to Executive’s continued employment in good standing through the payment date.  In addition, the Company agrees to grant the Executive a stock option to purchase 5,000 shares of the Company’s common stock on an annual basis as follows:  (i) an option to purchase 1,250 shares shall be granted each March 31, June 30, September 30, and December 31, (ii) each tranche of 1,250 shares shall vest on the one year anniversary of the date of grant, and (iii) such option shall have an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Capital Market (or such successor exchange on which the Company’s shares of common stock shall trade) on the date of each such grant.

c.Section 5.E. of the Agreement shall be deleted and amended and restated in its entirety to read as follows:

Resignation by Executive. Executive’s employment with the Company shall terminate upon the earlier to occur of (x) ninety (90) days’ written notice by Executive to the Company or (y) following the written notice by Executive to the Company in clause (x), the date on which Executive’s successor commences work for the Company. The Company shall have the option, but not the obligation, to require that Executive cease employment or that Executive not appear in the Company’s offices upon the receipt of such notice, in which event the Company shall pay to the Executive the salary to which Executive would have been entitled had the Executive worked for the full thirty (30) days.

3.Amendment to Incentive Stock Option Agreement.  Executive’s Incentive Stock Option Agreement shall be amended as set forth in form attached as Exhibit A hereto.

4.Reference to Employment Agreement.  Upon the effectiveness of this Amendment, each reference in the Employment Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Employment Agreement, as amended by this Amendment

5.Effect of Amendment.  Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Employment Agreement, which shall remain in full force and effect.

6.Governing Law.  This Amendment, for all purposes, shall be construed in accordance with the laws of the State of Nevada without regard to conflicts of law principles.

7.Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

8.Miscellaneous.  This Amendment expresses the entire understanding of the parties with respect to the subject matter hereof and may not be amended except in a writing signed by the parties.

9.Further Assurances.  Each party agrees to take such further actions as the other shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

10.Electronic Execution and Delivery. A reproduction of this Amendment may be executed by one or more parties hereto, and an executed copy of this Amendment may be delivered by one or more parties hereto by electronic transmission pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Amendment as well as any electronic or other reproduction hereof.

11.Representations. Executive hereby represents and warrants to the Company that the execution and delivery of this Amendment, and the performance of his obligations hereunder, are not in violation of, and do not and will not conflict with or constitute a default under, any of the terms and provisions of any agreement or instrument to which Executive is subject; and that this Amendment has been duly executed and delivered by Executive and is a valid and binding obligation in accordance with its terms. It is important that Executive completely understands the terms and conditions in this Amendment. Executive expressly acknowledges and represents that: (i) Executive is competent to execute this Amendment; (ii) the Company has advised Executive to consult with an attorney before signing this Amendment; and (iii) Executive is executing this Amendment voluntarily.

12.Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

LIVE VENTURES INCORPORATED By: ____/s/ Jon Isaac______________________ Name: Jon Isaac Title: President and Chief Executive Officer
EXECUTIVE Signature:_________/s/ Michael J. Stein_______ Print Name: Michael J. Stein

Exhibit A